EXHIBIT 77Q3 TO FORM N-SAR
Registrant Name: Phoenix-Engemann Funds
File Number: 811-4506
Registrant CIK Number: 0000784880

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2,74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A, Class B, and Class C is zero.
Series 2- Class A, Class B, and Class C is zero
Series 5- Class A, Class B, and Class C is zero
Series 7- Class A, Class B, and Class C is zero

73A1/73A2-Series 1
Series 1- Class A, Class B, and Class C is zero.
Series 2- Class A, Class B, and Class C is zero
Series 5- Class A, Class B, and Class C is zero
Series 7- Class A, Class B, and Class C is zero


74U1/74U2-
Series 1- Class A 11484, Class B 1021, Class C 1077
Series 2- Class A 2060; Class B 494; Class C 287
Series 5- Class A 4368; Class B 908; Class C 702
Series 7- Class 9100; Class B 2447; Class C 1292


74V1/74V2-
Series 1- Class A $16.02, Class B $14.22, Class C $14.22
Series 2- Class A $27.27; Class B $26.68; Class C $26.75
Series 5- Class A $17.62; Class B $15.90; Class C $15.90
Series 7- Class A $28.85; Class B $27.19; Class C $27.17